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                                                                    EXHIBIT 16.1


[DELOITTE & TOUCHE LLP LETTERHEAD]

September 28, 2001


Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Fidelity National Information Solutions, Inc. dated September 25, 2001.

Yours truly,


/s/ DELOITTE & TOUCHE LLP
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    Deloitte & Touche LLP